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                                                                   EXHIBIT 10.52

                 TENTH AMENDMENT TO LETTER OF CREDIT AGREEMENT

            This Amendment dated as of August 17, 2000, is between Bank of America, N.A., formerly known as Bank of America National Trust and Savings Association (the "Bank") and Williams-Sonoma, Inc. (the "Borrower").

                                    RECITALS
                                    --------

            A. The Bank and the Borrower entered into a certain Letter of Credit Agreement dated as of June 1, 1997 (as previously amended, the "L/C Agreement").

            B. The Bank and the Borrower are currently parties to a Syndicated Credit Agreement dated as of June 1, 1997 among the Borrower, the several financial institutions from time to time party thereto, and Bank of America National Trust and Savings Association, as agent, as amended through the Sixth Amendment thereto (the "Old Syndicate Agreement"). The Bank and the Borrower have, or are about to, enter into a new syndicated credit agreement with the Bank as agent for the lenders party thereto (the "New Syndicate Agreement"), at which time the Old Syndicate Agreement will be terminated.

            C. The Bank and the Borrower desire to amend the L/C Agreement.

                                   AGREEMENT
                                   ---------

            1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the L/C Agreement.

            2. Amendment. The L/C Agreement is amended as follows:

                  2.1 The term "Syndicated Credit Agreement" is amended to mean the Old Syndicate Agreement, notwithstanding any termination of the Old Syndicate Agreement.

                  2.2 Upon the effectiveness of the New Syndicate Agreement, all cash advances under the L/C Agreement must be repaid in full, and no further cash advances will be available under the L/C Agreement.

            3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that the representations and warranties in Article 5 of the L/C Agreement, as applied to the L/C Agreement as amended hereby, are true and correct as of the date of this Amendment as if made on the date of this Amendment, except to the extent they expressly refer to a specific date.

            4. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the L/C Agreement shall remain in full force and effect.


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            This Amendment is executed as of the date first stated above.


BANK OF AMERICA, N.A.                     WILLIAMS-SONOMA, INC.


By /s/ MICHAEL SANZ                       By /s/ SHARON L. McCOLLAM
  ----------------------------              ----------------------------
Typed Name Michael Sanz                     Sharon L. McCollam
          --------------------              Vice President Finance
Title Vice President
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